UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 31, 2022

NXP Semiconductors N.V.
(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus
Eindhoven
Netherlands	5656 AG
(Address of principal executive offices)	(Zip code)

+31	40	2729999
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
                                            Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act      ☐

Item 2.02    Results of Operations and Financial Condition.

On January 31, 2022, NXP Semiconductors N.V. ("NXP") issued a press release regarding NXP’s financial results for its fourth quarter and full-year 2021. A copy of the press release is attached as Exhibit 99.1.

The information contained in this Item 2.02, including the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

On January 31, 2022, the Board of Directors of the Company approved the payment of an interim dividend for the first quarter of 2022 of $0.845 per ordinary share. The interim dividend will be paid on April 6, 2022 to shareholders of record as of March 15, 2022. Additionally, the Board of Directors of the Company approved a new $2 billion 2022 share repurchase program. The new $2 billion share repurchase authorization is in addition to the approximately $1.35 billion remaining for repurchase under the previously authorized share repurchase programs.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated January 31, 2022 entitled: "NXP Semiconductors Reports Fourth Quarter and Full-year 2021 Results Announces Increase of Quarterly Dividend and New 2022 Share Repurchase Program".
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 1, 2022

NXP Semiconductors N.V.

/s/ William J. Betz
Name: William J. Betz, CFO